Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159841

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee

3.125% Senior Notes due 2016	$500,000,000	99.959%	$499,795,000	$58,026.20

Prospectus Supplement
(To Prospectus Dated June 8, 2009)

$500,000,000

Aon Corporation

3.125% Senior Notes due 2016

        We are offering $500,000,000 aggregate principal amount of our 3.125% senior notes due 2016 (the "Notes").

        The Notes will mature on May 27, 2016. We will pay interest on the Notes on each May 27 and November 27, commencing on November 27, 2011.

        We may redeem the Notes at any time, and from time to time, by paying to the holders thereof 100% of the principal amount plus a make-whole redemption premium as described in this prospectus supplement under "Description of the Notes—Optional Redemption."

        The Notes will be unsecured and will rank senior to all our existing and future subordinated debt and will rank equally in right of payment with our existing and future unsecured senior debt. The Notes will not have the benefit of all of the covenants applicable to some of our existing unsecured senior debt. The Notes will be effectively subordinated to any secured debt we may have or incur in the future. The Notes will be structurally subordinated to the debt and all other obligations of our subsidiaries.

        Investing in the Notes involves a high degree of risk. See "Risk Factors" beginning on page S-10 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	99.959%	$499,795,000

Underwriting discount	0.500%	$2,500,000

Proceeds to us (before expenses)	99.459%	$497,295,000

Interest on the Notes will accrue from May 27, 2011.

        The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

        The underwriters expect to deliver the Notes for purchase on or about May 27, 2011, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Joint Book Runners

Morgan Stanley	BofA Merrill Lynch

Lead Manager

Goldman, Sachs & Co.

Co-Managers

Aon Benfield Securities, Inc.	Citi	Credit Suisse
Deutsche Bank Securities	J.P. Morgan	RBS

The date of this prospectus supplement is May 24, 2011.

Prospectus Supplement

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date of the document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since the date of the relevant document. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstance imply that the information in or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any date subsequent to the date of the document in which the information appears.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading "Where You Can Find More Information."

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Except as so modified or superseded, any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        In this prospectus supplement, except as otherwise indicated herein, references to "Aon," the "Company," "we," "us" or "our" refer to Aon Corporation and its subsidiaries and, in the context of the Notes, "Aon," the "Company," "we," "us" and "our" shall only refer to Aon Corporation, the issuer of the Notes.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC file number is 001-07933. You can read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1850
Washington, D.C. 20549

        You can also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

        This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic conditions in different countries in which Aon does business around the world;

  •
  changes in the competitive environment;

  •
  changes in global equity and fixed income markets that could influence the return on invested assets;

  •
  changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

  •
  rating agency actions that could affect our ability to borrow funds;

  •
  fluctuations in exchange and interest rates that could impact revenue and expense;

  •
  the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions;

  •
  the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries;

  •
  the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from errors and omission claims against us;

  •
  failure to retain and attract qualified personnel;

  •
  the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our business and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

  •
  the extent to which we retain existing clients and attract new businesses and our ability to incentivize and retain key employees;

  •
  the extent to which we manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that we currently provide, or will provide in the future, to clients;

  •
  disruption from the merger with Hewitt Associates, Inc. ("Hewitt") making it more difficult to maintain business and operational relationships;

  •
  the possibility that the expected efficiencies and cost savings from the merger with Hewitt will not be realized, or will not be realized within the expected time period;

  •
  the risk that the Hewitt businesses will not be integrated successfully;

  •
  our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings;

  •
  changes in commercial property and casualty markets and commercial premium rates that could impact revenues;

  •
  the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; and

  •
  changes in costs or assumptions associated with our HR Solutions' outsourcing and consulting arrangements that affect the profitability of these arrangements.

        Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. Aon and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect Aon, including our results of operations and financial condition, is contained in the "Risk Factors" section in this prospectus supplement and in the "Risk Factors" section, the "Legal Proceedings" section, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, in each case as filed with the SEC.

SUMMARY

        This summary highlights certain information about us and the offering of the Notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes thereto, before making an investment decision.

 Aon Corporation

Overview

        Aon Corporation provides risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon delivers its technical expertise locally through colleagues worldwide.

        We serve clients through the following businesses:

  •
  Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network.

  •
  HR Solutions partners with organizations to solve their most complex benefits, talent and related financial challenges, and improve business performance by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies.

        Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

        In October 2010, we completed the acquisition of Hewitt, one of the world's leading human resource consulting and outsourcing companies. Hewitt operates globally together with Aon's existing consulting and outsourcing operations under the newly created Aon Hewitt brand in our HR Solutions segment.

        Aon was incorporated in 1979 under the laws of Delaware, and is the parent corporation of both long-established and acquired companies. As of March 31, 2011, we had approximately 59,000 employees and conducted our operations through various subsidiaries in more than 120 countries and sovereignties.

 Offering Summary

        The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Notes, please refer to "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Aon Corporation.
Notes Offered	$500,000,000 aggregate principal amount of Senior Notes due 2016.
Maturity	May 27, 2016.
Interest Rate	The Notes will bear interest from May 27, 2011 at the rate of 3.125% per annum, payable semiannually in arrears.
Interest Payment Dates	We will pay interest on the Notes on each May 27 and November 27, commencing on November 27, 2011.
Ranking	The Notes are unsecured and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness.

The Notes will be effectively subordinated to all of the secured indebtedness of Aon Corporation (excluding its subsidiaries). As of March 31, 2011, we had no secured indebtedness for borrowed money. The Notes will be structurally subordinated to all of the secured and unsecured indebtedness and other liabilities of our subsidiaries. As of March 31, 2011, our subsidiaries had approximately $7.1 billion of outstanding indebtedness and other liabilities, including trade payables, pension and other post employment liabilities, other current and non-current liabilities but excluding intercompany liabilities and fiduciary liabilities, or approximately 34% of our total liabilities.

Optional Redemption	We may redeem the Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:
• 100% of the principal amount of the Notes being redeemed; and

•       the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein), plus 25 basis points.

We will also pay accrued and unpaid interest to the redemption date. See "Description of the Notes—Optional Redemption."
Covenants	The indenture includes requirements that must be met if we consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, another entity or person.

Use of Proceeds

We intend to use the net proceeds of this offering to repay a portion of the outstanding balance on our $1,000,000,000 three-year term credit agreement dated August 13, 2010 ("Existing Term Loan Facility"). See "Use of Proceeds."

Absence of Market

The Notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the Notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the Notes. See "Underwriting."

Risk Factors	See "Risk Factors" beginning on page S-10 of this prospectus supplement for important information regarding us and an investment in the Notes.
Further Issuances

We may, from time to time, without the written consent of, or without giving notice to holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects (other than the issue date, issue price, and to the extent applicable, first date of interest accrual and first interest payment date of such notes). Those additional notes will be consolidated with and form a single series with the previously outstanding Notes.

Conflicts of Interest

The underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. They have received customary fees and expenses for these services. In particular, Credit Suisse AG is administrative agent and affiliates of the underwriters are joint lead arrangers, joint book runners and/or lenders under our Existing Term Loan Facility.

In addition, Aon Benfield Securities, Inc. is an indirect wholly owned subsidiary of Aon. This offering is subject to, and will be conducted in compliance with, the requirements of Rule 5121 of the Financial Institution Regulatory Authority ("FINRA") regarding a FINRA member firm distributing the securities of an affiliate.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Selected Historical Financial Data

        The following table sets forth the selected historical consolidated financial and operating data for Aon. The selected consolidated financial and operating data as of and for the years ended December 31, 2010, 2009 and 2008 have been derived from Aon's audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. The selected consolidated financial and operating data as of and for the three months ended March 31, 2011 and 2010 have been derived from Aon's unaudited condensed consolidated financial statements, and related notes contained in Aon's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, which is incorporated by reference into this prospectus supplement, except that the balance sheet data as of March 31, 2010 has been derived from Aon's unaudited condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, which has not been incorporated by reference in this prospectus supplement. The results for the three months ended March 31, 2011 and 2010 are not necessarily indicative of the results that may be expected for the entire fiscal year. Aon's unaudited interim financial statements reflect all adjustments that management of Aon considers necessary for fair presentation of the financial position and results of operations for such periods in accordance with United States generally accepted accounting principles, which we refer to as GAAP.

        Historical results are not necessarily indicative of the results that may be expected for any future period. This selected consolidated financial and operating data should be read in conjunction with Aon's audited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon's Annual Report on Form 10-K for the year ended December 31, 2010 and Aon's unaudited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

	Historical
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
	(millions, except stockholders, employees and per share data)
Income Statement Data
Commissions, fees and other	$2,748	$1,891	$8,457	$7,521	$7,357
Fiduciary investment income	11	13	55	74	171

Total revenue	$2,759	$1,904	$8,512	$7,595	$7,528

Operating income	$396	$273	$1,226	$1,021	$940
Income from continuing operations	253	186	759	681	637
Income (Loss) from discontinued operations(1)	2	—	(27)	111	841
Net Income	$255	$186	$732	$792	$1,478
Less: Net income attributable to noncontrolling interests	9	8	26	45	16

Net income attributable to Aon stockholders	$246	$178	$706	$747	$1,462

Basic Net Income (Loss) Per Share Attributable to Aon Stockholders(2)
Continuing operations	$0.72	$0.65	$2.50	$2.25	$2.12
Discontinued operations	—	—	(0.09)	0.39	2.87

Net Income	$0.72	$0.65	$2.41	$2.64	$4.99

Diluted Net Income (Loss) Per Share Attributable to Aon Stockholders(2)
Continuing operations	$0.71	$0.63	$2.46	$2.19	$2.04
Discontinued operations	—	—	(0.09)	0.38	2.76

Net Income	$0.71	$0.63	$2.37	$2.57	$4.80

Balance Sheet Data
Fiduciary assets(3)	$10,609	$11,089	$10,063	$10,835	$10,678
Goodwill and intangible assets(4)(5)	12,442	6,657	12,258	6,869	6,416
Total assets	29,802	22,959	28,982	22,958	22,940
Total debt	4,911	2,097	4,506	2,008	1,977
Total equity(6)	8,487	5,457	8,306	5,431	5,415
Common Stock and Other Data
Dividends paid per share	$0.15	$0.15	$0.60	$0.60	$0.60
Price range:
High	53.17	43.16	46.24	46.19	50.00
Low	43.31	37.33	35.10	34.81	32.83
At period-end:
Market price	$52.96	$42.71	$46.01	$38.34	$45.68
Common stockholders			9,316	9,883	9,089
Shares outstanding	330.5	269.4	332.3	266.2	271.8
Number of employees			59,100	36,200	37,700

(1)
Aon has sold certain businesses whose results have been reclassified as discontinued operations, including AIS Management Corporation and Aon's P&C Operations (both sold in 2009), and Combined Insurance Company of America and Sterling Life Insurance Company (both sold in 2008).

(2)
Effective January 1, 2009, Aon adopted additional guidance regarding participating securities and computing net income per share using the two-class method. Prior years' basic and diluted net income per share have been adjusted to conform to the new guidance.

(3)
Represents insurance premiums receivables from clients as well as cash and investments held in a fiduciary capacity.

(4)
On October 1, 2010, Aon completed the acquisition of Hewitt. In connection with the acquisition, Aon recorded intangible assets of $5.6 billion, based on the preliminary purchase accounting.

(5)
In 2008, Aon completed the acquisition of Benfield Group Limited. In connection with the acquisition, Aon recorded intangible assets of $1.7 billion.

(6)
Effective January 1, 2009, Aon adopted a new accounting standard requiring non-controlling interests to be separately presented as a component of total equity. Prior years have been adjusted to conform to the new standard.

RISK FACTORS

        You should carefully consider the risks described below, the risks set forth in the accompanying prospectus and the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. These risks include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC, and include risks that could have a material adverse effect on our financial condition, results of operations or cash flows and which could, in turn, impact our ability to perform our obligations under the Notes.

        Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. The events discussed in the risk factors below, or the risk factors in the accompanying prospectus or the documents incorporated by reference herein or therein, may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of our securities, including the Notes, could decline and you might lose all or part of your investment.

Risks Related to the Notes

The Notes will be structurally subordinated to all liabilities of our subsidiaries.

        The Notes are not entitled to the benefit of any guarantees and are thus structurally subordinated to indebtedness and other liabilities of our subsidiaries to the extent of the assets of such subsidiaries. For the three months ended March 31, 2011, before intercompany eliminations, our subsidiaries contributed $2.7 billion or 100% of our total revenues and held $29.3 billion or 98% of our total assets. At March 31, 2011, our subsidiaries had approximately $7.1 billion of outstanding indebtedness and other liabilities, including trade payables, pension and other post employment liabilities, other current and non-current liabilities but excluding intercompany liabilities and fiduciary liabilities, or approximately 34% of our total liabilities. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, these subsidiaries would pay the holders of their indebtedness, preferred equity interests and their trade creditors before they would be able to distribute any of their assets to us.

        Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In addition, our subsidiaries may incur substantial additional indebtedness. Any right that Aon has to receive any assets of any of the subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries' assets, will be subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

        Our subsidiaries are not prohibited or restricted by the terms of the Notes from entering into agreements or other arrangements that have the effect of prohibiting or restricting their ability to pay dividends or otherwise make distributions to us.

We need to maintain adequate liquidity in order to have sufficient cash to meet operating cash flow requirements, repay maturing debt and satisfy other obligations. If we fail to comply with the covenants contained in our various borrowing agreements, our liquidity, results of operations and financial condition may be adversely affected.

        Our liquidity is a function of our ability to successfully generate cash flows from operations and improvement therein, access to capital markets and borrowings under our credit agreements. We believe our liquidity (including operating and other cash flows that we expect to generate) will be sufficient to meet operating requirements as they occur; however, our ability to maintain sufficient liquidity going forward depends on our ability to generate cash from operations and access to the capital markets and borrowings, all of which are subject to general economic, financial, competitive, legislative, regulatory and other market factors that are beyond our control.

        As of March 31, 2011, total cash and cash equivalents was approximately $682 million, however, included in this amount are the proceeds from our subsidiary's March 2011 CAD 375 million guaranteed debt offering which were used on April 12, 2011 to repay that subsidiary's existing CAD 375 million guaranteed debt securities on their maturity. In addition to the Existing Term Loan Facility, we have two primary committed credit facilities outstanding, one for our U.S. operations, the other for our European operations. We can borrow up to a maximum principal amount of $400 million under our U.S. credit facility until that facility terminates and matures in December 2012. It is intended as a back-up against commercial paper or to address capital needs in times of extreme liquidity pressure. At March 31, 2011, we had no borrowings under this facility. We can also borrow up to a maximum principal amount of €650 million ($916 million at March 31, 2011 exchange rates) under our Euro credit facility until that facility terminates and matures in October 2015. It is intended as a revolving working capital line for our European operations. At March 31, 2011, we had no borrowings under this facility. Both credit facilities require certain representations and warranties to be made before drawing and have similar financial covenants. The representations and warranties are customary for agreements of this type and include such things as: compliance with laws and contracts, timely filing of taxes, and insurance licenses in good standing. For both facilities, we are required to maintain a ratio of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for Hewitt related transaction costs and up to $50 million in non-recurring cash charges ("Adjusted EBITDA") to consolidated interest expense of at least 4 to 1 and a ratio of consolidated debt to Adjusted EBITDA of no greater than 3 to 1. At March 31, 2011, we could make all representations and warranties and were compliant with our financial covenants. However, failure to comply with material provisions of our covenants in the credit facilities could result in a default under the credit agreements, rendering them unavailable to us and causing a material adverse effect on our liquidity, results of operations and financial condition.

Certain of our financing agreements, including our credit facilities, contain various covenants that limit the discretion of our management in operating our business, could prevent us from engaging in certain potentially beneficial activities and the violation of which could result in an event of default. The Notes offered by this prospectus supplement will not have the benefit of all of these covenants.

        The restrictive covenants in our financing agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. For example, our U.S. and Euro credit facilities require us to, among other things, maintain a ratio of Adjusted EBITDA to consolidated interest expense of at least 4 to 1 and a ratio of consolidated debt to Adjusted EBITDA of no greater than 3 to 1. Further, failure to comply with the covenants contained in our credit facilities or our other existing indebtedness could result in an event of default under the credit facilities or our other existing indebtedness, that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of certain defaults under our credit facilities or our other indebtedness, the lenders thereunder would not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable.

        If the indebtedness under our credit facilities or our other indebtedness, including the Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of the Notes."

The Notes will be effectively subordinated to any secured indebtedness of ours and will not contain all of the protections existing in our other outstanding indebtedness.

        If Aon becomes insolvent or is liquidated, or if payment under any of our debt obligations is accelerated, any secured lenders we may have at the time would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of our senior notes that are unsecured or the Notes offered under this prospectus supplement. As a result, the Notes are effectively subordinated to any secured indebtedness we may have to the extent of the value of the assets securing that indebtedness or the amount of indebtedness secured by those assets. Therefore, the holders of the Notes may recover ratably less than the lenders of any secured debt we may have in the event of our bankruptcy or liquidation. At March 31, 2011, the Company and its subsidiaries had no secured indebtedness for borrowed money.

        In addition, some of our outstanding indebtedness contain protections not available under the Notes. For example, the terms of certain other senior notes contain certain restrictive covenants that impose operating and financial restrictions on us, including restrictions on our ability to pledge certain of our assets without securing those notes on equivalent terms. The Notes will not have the benefit of all of the provisions in our other debt agreements. The holders of the Notes offered by this prospectus supplement would not have the right to accelerate the maturity of the Notes due to the acceleration of our other debt.

An active trading market may not develop for the Notes.

        The Notes are new securities for which there currently is no established market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Although the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so and any market may be discontinued at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. If such a market were to develop, the Notes could trade at prices that are substantially lower than their initial offering price. See "Underwriting."

USE OF PROCEEDS

        The net proceeds of this offering after deducting the underwriting discounts and estimated offering expenses payable by us, are expected to be approximately $496 million. We intend to use the net proceeds from this offering to repay a portion of the outstanding balance on our Existing Term Loan Facility. Our Existing Term Loan Facility bears interest at a variable annual rate of LIBOR plus 250 basis points, currently 2.71%, and matures on October 1, 2013. Proceeds from borrowings under the Existing Term Loan Facility were used to pay a portion of the cash consideration with respect to our acquisition of Hewitt.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratios of earnings to fixed charges of Aon for the periods indicated.

	Three months ended March 31,(1)		Year ended December 31,(2)
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	5.5	6.4	5.6	6.5	6.1	5.7	4.5

(1)
Refer to Exhibit 12.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 for the computation of these ratios.

(2)
Refer to Exhibit 12.1 of our Annual Report on Form 10-K for the year ended December 31, 2010 for the computation of these ratios.

 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2011, on an actual basis and on an as adjusted basis to give effect to this offering as if it had occurred on such date. You should read the data set forth in the table below in conjunction with "Summary—Selected Historical Financial Data" and "Use of Proceeds" appearing elsewhere in this prospectus supplement, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

	As of March 31, 2011
	Actual	As Adjusted(1)
	(Millions)
Cash and cash equivalents(2)	$682	$677

Outstanding debt
2016 Notes offered hereby	—	500
3.50% senior notes due September 2015	597	597
5.00% senior notes due September 2020	598	598
6.25% senior notes due September 2040	297	297
Term loan facility due August 2013	950	450
6.25% EUR 500 debt securities due July 2014, including fair value hedge	707	707
8.205% junior subordinated deferrable interest debentures due January 2027	687	687
7.375% debt securities due December 2012	225	225
5.05% CAD 375 senior unsecured debentures due April 2011(2)	382	382
4.76% CAD 375 senior unsecured debentures due March 2018(2)	382	382
Other	86	86

Total debt	4,911	4,911
Less short-term debt and current portion of long-term debt(3)	502	449

Total long-term debt	4,409	4,462
Equity
Common stock—$1 par value Authorized: 750 shares (issued: 386.3)	386	386
Additional paid-in capital	3,942	3,942
Retained earnings	8,039	8,039
Treasury stock at cost (shares: 55.8)	(2,230)	(2,230)
Accumulated other comprehensive loss	(1,714)	(1,714)

Total Aon Stockholders' Equity	8,423	8,423
Noncontrolling interests	64	64

Total Equity	8,487	8,487

Total capitalization	$13,398	$13,398

(1)
The reduction in cash and cash equivalents takes into account approximately $5 million of available cash expected to be used in conjunction with the net proceeds of this offering to repay a portion of our Existing Term Loan Facility.

(2)
Cash and cash equivalents includes the proceeds from the March 8, 2011 issuance by one of our wholly-owned subsidiaries and guaranteed by Aon of CAD 375 million aggregate principal amount of 4.76% Senior Unsecured Debentures due March 8, 2018 which were used on April 12, 2011 to repay that subsidiary's CAD 375 million aggregate principal amount of guaranteed 5.05% Senior Unsecured Debentures upon their maturity.

(3)
The repayment of a portion of our Existing Term Loan Facility impacts the future repayment profile of the Existing Term Loan Facility resulting in a reduction in the amounts classified as the current portion of long-term debt.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Notes offered by this prospectus supplement supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth under the caption "Description of Debt Securities" in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

        We will issue $500,000,000 aggregate principal amount of 3.125% senior notes due 2016 (the "Notes"). The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, not this description, defines your rights. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the indenture may be obtained from the Company. For purposes of this section, references to the "Company," "we," "us" and "our" include only Aon Corporation and not its subsidiaries.

        The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all other senior unsecured obligations of the Company. The Notes will be effectively subordinated to all secured debt of the Company, structurally subordinated to the debt of the Company's Subsidiaries and effectively subordinated to the other senior debt of the Company that has the benefit of certain provisions and covenants not applicable to the Notes.

        The Company will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar. The Company may change the paying agent and registrar without notice to holders of the Notes. It is expected that the Company will pay principal and interest (and premium, if any) on the Notes at the Trustee's corporate office by wire transfer, if book-entry at DTC, or check mailed to the registered address of holders.

Principal, Maturity and Interest

        The Notes will mature on May 27, 2016. $500,000,000 in aggregate principal amount of the Notes will be issued in this offering. After the Issue Date, additional Notes ("Additional Notes") may be issued from time to time; provided the Additional Notes will be fungible with the Notes for U.S. federal income tax purposes. The Notes and any Additional Notes that are actually issued will be treated as a single class for all purposes under the indenture, including, without limitation, as to waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

        Interest on the Notes will accrue at the rate of 3.125% per annum and will be payable semiannually in arrears in cash on each May 27 and November 27, commencing on November 27, 2011, to the persons who are registered holders at the close of business on the May 12 or November 12, as the case may be, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual interest payment date.

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

        The Notes will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to the greater of:

            (i)  100% of the principal amount of the Notes to be redeemed; and

           (ii)  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the indenture.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee is given fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are primary U.S. government securities dealers in New York City, each of which we refer to as a Primary Treasury Dealer) and their respective successors and any other nationally recognized investment banking firm that is a Primary Treasury Dealer appointed from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption described under "—Optional Redemption" will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Notes represented by a global security, or by the Trustee by a method the Trustee deems to be appropriate, in the case of Notes that are not represented by a global security.

Offers to Purchase; Open Market Purchases

        The Company is not required to make any sinking fund payments or any offers to purchase with respect to the Notes. We may at any time and from time to time purchase Notes in the open market or otherwise.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the Notes of the acquisition, ownership, and disposition of the Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        This discussion applies only to beneficial owners that acquire the Notes in connection with their initial issuance at their initial offering price and hold the Notes as "capital assets" within the meaning of section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnerships (or entities properly classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, and persons holding the Notes as part of a hedging or conversion transaction or a straddle. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the Notes to beneficial owners of the Notes.

        As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note who or which is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

        The term "Non-U.S. Holder" means any beneficial owner of a note who or which is not a U.S. Holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus supplement, U.S. Holders and Non-U.S. Holders are referred to collectively as "Holders."

        If a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the entity. Such entities and partners in such entities should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of a note.

        This discussion is for general purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

  Payments of Interest

        Stated interest on Notes beneficially owned by a U.S. Holder generally will be taxable as ordinary interest income at the time payments are accrued or are received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) the U.S. Holder's adjusted tax basis in the Notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder's adjusted tax basis in the Notes generally will be its cost for the Notes.

        Gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the Notes for more than 12 consecutive months. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

  Backup Withholding and Information Reporting

        In general, a U.S. Holder that is not an "exempt recipient" will be subject to U.S. federal backup withholding at the applicable rate (currently 28%) with respect to payments on the Notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the Notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on an Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the Internal Revenue Service in a timely manner. In addition, payments on the Notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

U.S. Federal Income Taxation of Non-U.S. Holders

  Payments of Interest

        Subject to the discussion below under "—Backup Withholding and Information Reporting," a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest paid on the Notes so long as:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" that is related to us, actually or by attribution, through stock ownership; and

  •
  either (i) the Non-U.S. Holder certifies under penalties of perjury on Internal Revenue Service Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or a suitable substitute form that it is not a United States person (as defined in the Code), and provides its name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder, and furnishes to us a copy thereof.

        A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the Notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the Notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes us a properly completed and executed Internal Revenue Service Form W-8BEN claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

        Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

  Sale, Exchange or Redemption of the Notes

        Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under "—Payments of Interest" above) will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

  Effectively Connected Income

        If interest, gain or other income recognized by a Non-U.S. Holder on a note is "effectively connected" with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above if the Non-U.S. Holder provides us with a properly completed and executed Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income as if it were a United States person (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional 30% branch profits tax.

  Backup Withholding and Information Reporting

        We must report annually to the Internal Revenue Service and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other "reportable payments." Such backup withholding and additional information reporting will not apply to payments on the Notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under "—Payments of Interest" is received from the Non-U.S. Holder.

        Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and it satisfies certain other conditions or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the Internal Revenue Service in a timely matter.

        Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder's particular situation. Prospective purchasers of the Notes should consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the Notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

BOOK-ENTRY, DELIVERY AND FORM

        We have obtained the information in this section concerning The Depository Trust Company ("DTC"), Clearstream Banking, S.A., Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

        The Notes will initially be represented by one or more fully registered global Notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global Notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

        So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until we issue the Notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive a certificate representing your interest in the Notes;

  •
  all references in this prospectus or an accompanying prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus or an accompanying prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered Notes registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a participant, either directly or indirectly.

        Purchases of Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except as provided below in "—Certificated Notes."

        To facilitate subsequent transfers, all Notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

        Transfers between DTC's direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

        DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.

Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        We will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the indenture; or

  •
  we, at our option, elect to terminate the book-entry system through DTC.

        If any of the three above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the Notes along with instructions for re-registration. The trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

        Unless and until we issue the Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Notes; (2) all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the following respective principal amounts of the Notes.

Underwriter	Principal Amount of the Notes
Morgan Stanley & Co. Incorporated	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000,000
Goldman, Sachs & Co.	80,000,000
Aon Benfield Securities, Inc.	20,000,000
Citigroup Global Markets Inc.	20,000,000
Credit Suisse Securities (USA) LLC.	20,000,000
Deutsche Bank Securities Inc.	20,000,000
J.P. Morgan Securities LLC.	20,000,000
RBS Securities Inc.	20,000,000

Total	$500,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Notes the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

        The underwriters propose to offer the Notes initially at the applicable public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.300% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow a concession not to exceed 0.150% of the principal amount of the Notes on sales to other dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

        We estimate that our out of pocket expenses for this offering will be approximately $1 million.

        The Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated until the settlement date for the Notes.

        We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result the price of the Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest; Other Relationships

        The underwriters and their affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. They have received customary fees and expenses for these services. In particular, Credit Suisse AG is administrative agent and affiliates of the underwriters are joint lead arrangers, joint book runners and/or lenders under our Existing Term Loan Facility.

        In addition, Aon Benfield Securities, Inc. is an indirect wholly owned subsidiary of Aon. This offering is subject to, and will be conducted in compliance with, the requirements of Rule 5121 of FINRA regarding a FINRA member firm distributing the securities of an affiliate.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Notes will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under

Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC until our offering is completed:

          1.     Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011;

          2.     Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011;

          3.     Current Reports on Form 8-K filed with the SEC on March 1, 2011, March 8, 2011, March 23, 2011, May 16, 2011 and May 24, 2011; and

          4.     Proxy Statement on Schedule 14A filed with the SEC on April 8, 2011.

        You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Aon at the following address or telephone number:

Aon Corporation
200 E. Randolph Street
Chicago, IL 60601
(312) 381-1000

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Sidley Austin LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain matters for the underwriters.

EXPERTS

        The consolidated financial statements of Aon Corporation appearing in Aon Corporation's Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of Aon Corporation's internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Hewitt appearing in the Company's Current Report on Form 8-K filed with the SEC on May 24, 2011 for the year ended September 30, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Aon Corporation

Debt Securities
Preferred Stock
Common Stock
Convertible Securities
Share Purchase Contracts
Share Purchase Units
Guarantees

        We may offer and sell from time to time, any of the securities listed above, in one or more series.

        This prospectus contains a general description of the securities that we may offer for sale. The specific terms of these securities will be contained in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Investing in our securities involves risk. See "Risk Factors" in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

        Our executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601, and our telephone number is (312) 381-1000.

        Our common stock is listed on the New York Stock Exchange under the symbol "AOC."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

The date of this prospectus is June 8, 2009.

About This Prospectus	3
Where You Can Find More Information	3
Information Concerning Forward-Looking Statements	4
Risk Factors	5
The Company	5
Use of Proceeds	6
Ratios	6
Description of Debt Securities	7
Description of Preferred Stock and Common Stock	17
Description of the Share Purchase Contracts and the Share Purchase Units	19
Description of Guarantees	19
Plan of Distribution	20
Validity of Securities	22
Experts	22

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the "Securities Act." Under the automatic shelf registration process, we may, over time, offer any combination of the debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees described in this prospectus in one or more offerings. In this prospectus we will refer to the debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees collectively as the "securities." We use the terms "Aon Corporation," "Aon," "the Company," "we," "us" and "our" to refer to Aon Corporation, unless the context otherwise requires. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading "Where You Can Find More Information."

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since that date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We make available free of charge most of our SEC filings through our Internet website (http://www.aon.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Aon Corporation and its subsidiaries on our website. The information on our web site is not a part of this prospectus. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601
Attention: Corporate Secretary
Telephone: (312) 381-1000

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to "furnish" rather than "file" certain reports and information with the SEC. Any such reports or information which we have indicated as being "furnished" shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial filing of the registration statement until we complete our sale of the securities to the public (other than information in such filings that were furnished, under applicable SEC rules, rather than filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

  •
  Current Reports on Form 8-K dated January 30, 2009, March 19, 2009 and April 22, 2009; and

  •
  The description of Aon Corporation's common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation's Current Report on Form 8-K dated April 23, 1987 and Current Report on Form 8-K dated May 9, 2000.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplements, the documents incorporated or deemed to be incorporated by reference in this prospectus and other written or oral statements made from time to time by the Company may contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," "will," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic conditions in different countries in which we do business around the world;

  •
  changes in global equity and fixed income markets that could affect the return on invested assets;

  •
  fluctuations in exchange and interest rates that could influence revenue and expense;

  •
  rating agency actions that could affect our ability to borrow funds;

  •
  funding of our various pension plans;

  •
  changes in the competitive environment;

  •
  our ability to implement restructuring initiatives and other initiatives intended to yield cost savings;

  •
  changes in commercial property and casualty markets and commercial premium rates that could impact revenues;

  •
  the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws;

  •
  the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries;

  •
  the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions;

  •
  the cost of resolution of other contingent liabilities and loss contingencies;

  •
  our ability to integrate Benfield Group Limited successfully and to realize the anticipated benefits of the Benfield Group Limited merger; and

  •
  other factors disclosed under "Risk Factors" incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008.

        Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

        An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

THE COMPANY

        Aon Corporation serves its clients through two operating segments that include various worldwide subsidiaries:

  •
  The Risk and Insurance Brokerage Services segment consists primarily of our retail and reinsurance brokerage operations, as well as related insurance services, including underwriting management, captive insurance company management services, investment banking products and services, and premium financing. We sold our U.S. operations of the premium finance business of Cananwill in first quarter 2009.

  •
  The Consulting segment provides a broad range of consulting services. These services are delivered predominantly to corporate clientele that operate in the following practice areas: health and employee benefits, retirement, compensation, and strategic human capital and human resource outsourcing.

        In November 2008, we completed our merger with Benfield Group Limited ("Benfield"), a leading independent reinsurance intermediary. Benfield has been integrated with our existing reinsurance operations (Aon Re Global) and is operating globally under the newly created Aon Benfield brand.

        In April 2008, we completed the sale of our Combined Insurance Company of America and Sterling Insurance Company subsidiaries, which represented the majority of the operations of our former Insurance Underwriting segment. In January 2009, we signed a definitive agreement to sell our remaining property and casualty insurance underwriting operations that were in run-off. The results of all of these operations have been reclassified to discontinued operations for all financial periods presented or incorporated by reference herein.

        Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

        Aon was incorporated in 1979, and is the parent corporation of both long-established and more recently acquired companies. We operate in more than 120 countries and sovereignties and at March 31, 2009 had approximately 36,900 employees.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

RATIOS

        Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	10.0	6.7	6.1	5.8	4.5	3.9	3.5
Ratio of earnings to combined fixed charges and preferred stock dividends	10.0	6.7	6.1	5.8	4.5	3.8	3.4

        For these ratios, earnings consist of income from continuing operations before provision for income taxes and noncontrolling interest, less the earnings from unconsolidated entities under the equity method of accounting, and fixed charges. Fixed charges include interest expense and that portion of rental expense we deem to represent interest. Combined fixed charges and preferred stock dividends include preferred stock dividend requirements, interest expense and that portion of rental expense we deem to represent interest. Preferred stock dividends consist of the pre-tax earnings required to pay dividends on all preferred stock. Our earnings, fixed charges and preferred stock dividends include the earnings, fixed charges and preferred stock dividends of Aon Corporation and its subsidiaries considered as one enterprise.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement or supplements to this prospectus. We will also indicate in the applicable prospectus supplement or supplements the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The debt securities we may offer pursuant to this prospectus will be unsecured obligations of Aon Corporation and will be either senior or subordinated debt. We will issue senior debt under an indenture to be dated as of as of a date before the first issuance of senior debt, as may be supplemented, between us and The Bank of New York Mellon Trust Company, N.A. ("The Bank of New York"), as the senior indenture trustee. We will issue subordinated debt under an indenture to be dated as of a date before the first issuance of subordinated debt, as may be supplemented, between us and The Bank of New York, as the subordinated indenture trustee. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures" and the senior indenture trustee and the subordinated indenture trustee are sometimes referred to in this prospectus individually as a "trustee." We have summarized selected provisions of the indentures below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the indentures or the debt securities. If you would like more information on the provisions of either of the indentures, you should read the more detailed provisions of the applicable indenture. The senior debt indenture and the subordinated debt indenture have been filed as exhibits to the registration statement of which this prospectus is a part. In the summary, we have included parenthetical references to the section numbers of the applicable indenture so that you can easily locate those provisions.

General

        The debt securities will be unsecured obligations of Aon Corporation. The indentures do not limit the amount of debt securities that we may issue under them. The indentures provide that we may issue debt securities from time to time in one or more series.

        The debt securities issued under the senior debt indenture will be unsecured obligations and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, as more fully described in the subordinated debt indenture, to all of our senior indebtedness. See "—Subordination under the Subordinated Debt Indenture."

        Because we are a holding company, the holders of the debt securities may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries' creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of our subsidiaries from making payments to us of dividends and on loans and other transfers of funds.

        We will include in a supplement to this prospectus the specific terms relating to the debt securities being offered. These terms will include some or all of the following:

  •
  the title of the debt securities and whether the debt securities will be senior or subordinated debt;

  •
  the total principal amount of the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the interest rate or rates, if any (which may be fixed or variable) and, if applicable, the method used to calculate the interest rate;

  •
  the date or dates from which interest will accrue and on which interest will be payable and the dates used to determine the persons to whom interest will be paid;

  •
  the place or places where principal of, and any premium or interest on, the debt securities will be paid;

  •
  whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by us at our option or at the option of the holders;

  •
  whether there will be a sinking fund;

  •
  if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units and denomination in which the debt securities will be issued;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities that we will pay upon acceleration of the maturity date;

  •
  whether we will issue the debt securities in registered or bearer ("unregistered") form or both;

  •
  if we issue debt securities in unregistered form, any restrictions on the exchange of one form for another and to the offer, sale and delivery of such unregistered securities;

  •
  whether and under what circumstances and conditions we will pay additional amounts on the debt securities held by foreign persons in respect of any tax, assessment or governmental charge imposed on such holders with respect to the debt securities ("additional amounts");

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether they will be convertible into shares of common stock and the terms and conditions governing such conversion; and

  •
  any other terms of the series being offered, so long as they are not inconsistent with any provision of the applicable indenture. (Section 2.01)

        If we denominate the purchase price of a series of debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, any premium and interest on, and any additional amounts with respect to any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will describe any special United States federal income tax considerations in the applicable prospectus supplement.

        We will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the indentures, the debt securities and the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05) Unregistered debt securities and any related coupons will be transferable by delivery. (Section 2.05)

        Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04)

        We may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. We will describe any special United States federal income tax considerations applicable to any of those discounted debt securities in the applicable prospectus supplement.

        We may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

The principal amount or payment of interest applicable to such debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which such principal or interest is due. We will set forth in the applicable prospectus supplement information about the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to such debt securities.

        The indentures do not restrict our ability to incur unsecured indebtedness or, subject to the restrictions described in "—Consolidation and Merger," to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our indebtedness. Accordingly, unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that afford holders protection against our incurring such indebtedness or engaging in certain reorganizations or transactions. As a result, we could become highly leveraged.

Events of Default

        With respect to any series of debt securities, "event of default" means any of the following:

  •
  we fail to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

  •
  we fail to pay the principal or any premium on any debt security of that series when due;

  •
  we fail to comply with any of our other agreements contained in the applicable indenture and such failure continues for 90 days after written notice is given to us of that failure from the applicable trustee (or to us and such trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

  •
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.01)

        If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require us to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after such trustee or the holders, as the case may be, declare such acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) we have cured all events of default (other than the non-payment of accelerated principal) with respect to debt securities of that series or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01) For information as to waiver of defaults, see "—Modification and Waiver". We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities triggered by an event of default.

        Each indenture provides that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.04) Subject to such provisions for security or indemnification of each trustee and certain other conditions, the holders of the majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power such trustee holds with respect to the debt securities of that series. (Section 6.06)

        No holder of any debt security of any series will have any right to institute any proceeding with respect to either indenture or for any remedy under the applicable indenture unless:

  •
  the applicable trustee has failed to institute such proceeding for 60 days after the holder has previously given to such trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute such proceeding as trustee; and

  •
  the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request. (Section 6.04)

        However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, and any additional amounts with respect to, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment. (Section 6.04)

        Each indenture provides that the trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to debt securities of that series known to the trustee, except that the trustee need not provide holders of debt securities of any series notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if it considers it in the interest of the holders of debt securities of that series not to provide such notice. (Section 6.07)

Consolidation and Merger

        Each indenture provides that we may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, another entity or person without the consent of any debt security holders if, along with certain other conditions in the indentures:

  •
  the person (if other than us) formed by such consolidation or into which we merge or which acquires or leases our assets is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the applicable indenture; and

  •
  after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default. (Section 11.01)

Defeasance

        Defeasance and Discharge.    Unless the debt securities of any series provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to compensate and indemnify the applicable trustee or to furnish such trustee (if the trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

  •
  we irrevocably deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

  •
  we deliver to the applicable trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

        That opinion must state that we have received from the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04)

        In addition, we may also obtain a discharge of either indenture with respect to all debt securities issued under such indenture by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date such payments are due or upon redemption of all of such debt securities, so long as such debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01)

        Defeasance of Certain Covenants and Certain Events of Default.    Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

  •
  we may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to compensate and indemnify the applicable trustee or to furnish such trustee (if the trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under "—Consolidation and Merger"; and

  •
  any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series ("covenant defeasance"). (Sections 13.03 and 13.04)

        The conditions include:

  •
  irrevocably depositing with the applicable trustee money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for those payments in accordance with the terms of those debt securities; and

  •
  delivering to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 13.04)

        Covenant Defeasance and Certain Other Events of Default.    If we exercise our option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from such event of default. However, we would remain liable for any shortfall.

Modification and Waiver

        Each indenture provides that we may enter into supplemental indentures with the trustee without the consent of the holders of debt securities to:

  •
  document the fact that a successor corporation has assumed our obligations;

  •
  add covenants or events of default for the protection of the holders of debt securities;

  •
  add or change provisions as are necessary to permit issuance of global debt securities or unregistered securities and to facilitate the exchangeability of such debt securities with registered securities and the issuance of uncertificated debt securities of any series;

  •
  cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities;

  •
  document the fact that a successor trustee has been appointed;

  •
  establish the forms and terms of debt securities of any series; or

  •
  provide for the terms and conditions of convertible debt securities to the extent such terms and conditions are different from those already provided in the indenture. (Section 10.01)

        We may enter into a supplemental indenture to modify either indenture with the consent of the trustee and holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, we may not modify either indenture without the consent of the holders of all then outstanding debt securities of the affected series to:

  •
  extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

  •
  reduce the principal amount of, or any premium or interest rate on, or any additional amounts with respect to, the debt securities of that series;

  •
  reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in such debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or after it is due; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02)

In the case of the subordinated debt indenture, no modification may adversely affect the rights of any holder of senior indebtedness under the subordination provisions of the subordinated debt indenture without the consent of such holder. (Section 10.02 of the subordinated debt indenture)

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under either indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09)

Global Securities

        We may issue the debt securities of a series in global form that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of securities take physical delivery of those securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        We will make payments due on the debt securities to Cede & Co., as nominee of DTC, in immediately available funds. DTC's practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, is to immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that DTC will take any action permitted to be taken by a holder of securities (including the presentation of securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC will exchange each global security for definitive securities, which it will distribute to its participants.

        If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the obligor within 90 days, the obligor will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the obligor or trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the debt securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        The information in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Subordination under the Subordinated Debt Indenture

        The subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated debt indenture. (Sections 14.01 and 14.03 of the subordinated debt indenture) We may not make any payments on account of principal or any premium, redemption, interest or other amount on the subordinated debt securities at any time when we have defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on the senior indebtedness. (Section 14.02 of the subordinated debt indenture). If we make any payment described in the foregoing sentence under the subordinated debt indenture before all senior indebtedness is paid in full, such payment or distribution will be applied to pay off the senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness is paid in full, if any such payments are made on the senior indebtedness as described above, the subordinated debt security holders will be subrogated to the rights of the senior debt security holders. (Section 14.03 of the subordinated debt indenture)

        The subordinated debt indenture defines the term "senior indebtedness" to mean:

  •
  all indebtedness of Aon Corporation, whether outstanding on the date of the subordinated debt indenture or created later, for money borrowed (other than subordinated debt securities) or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the subordinated debt indenture);

  •
  any indebtedness of others described in the preceding bullet point which we have guaranteed or which is otherwise our legal obligation;

  •
  any of our indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

  •
  renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of the subordinated debt indenture)

        "Senior indebtedness" does not include:

  •
  any of our indebtedness to any of our subsidiaries; or

  •
  any of our indebtedness which by its terms is equal or subordinated to the subordinated debt securities in rights of payment or upon liquidation. (Section 1.01 of the subordinated debt indenture)

        Because of the subordination provisions described above, some of our general creditors may recover proportionately more than holders of the subordinated debt securities if our assets are distributed as a result of insolvency or bankruptcy. The subordinated debt indenture provides that the subordination provisions will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the subordinated debt indenture. (Section 14.03 of the subordinated debt indenture.) See "—Defeasance" for additional information regarding the legal defeasance provisions affecting the subordinated debt.

        We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding as of a recent date in any prospectus supplement under which we offer to sell subordinated debt securities.

Conversion Rights

        We will include in a supplement to this prospectus the terms and conditions, if any, on which debt securities being offered are convertible into common stock. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

        We have commercial deposits and custodial arrangements with the trustee for the indentures and have borrowed money from the trustee in the normal course of business. We may enter into similar or other banking relationships with the trustee in the future in the normal course of business. In addition, we have provided brokerage and other insurance services in the ordinary course of their respective businesses for the trustee. The trustee is also trustee with respect to other debt securities we have issued.

        The Bank of New York will be serving as the trustee under the senior debt indenture and the subordinated debt indenture. Consequently, if an actual or potential event of default occurs with respect to either the senior debt or the subordinated debt, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

        The indentures will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

        Our second restated certificate of incorporation, as amended, authorizes us to issue 750,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of serial preferred stock, par value $1.00 per share. In general, any series of preferred stock is afforded preferences regarding dividends and liquidation rights over the common stock. The second restated certificate of incorporation, as amended, empowers the board of directors of Aon Corporation, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The description set forth below is only a summary and is not complete. For more information regarding the preferred stock and common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement and our second restated certificate of incorporation, as amended, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. In addition, a more detailed description of the common stock may be found in the documents referred to in the fourth bullet point in the second paragraph of "Where You Can Find More Information".

        Because we are a holding company, the holders of the preferred and common stock may not receive assets of our subsidiaries in a liquidation or recapitalization of Aon Corporation and its subsidiaries until the claims of the subsidiaries' creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries.

Preferred Stock

        We will include in a supplement to this prospectus the terms relating to any preferred stock being offered. These terms will include some or all of the following:

  •
  the number of shares;

  •
  the designation of the series;

  •
  the initial offering price;

  •
  any liquidation preference per share;

  •
  any dividend rights and the specific terms relating thereto;

  •
  whether and upon what terms the shares will be redeemable;

  •
  whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

  •
  whether and upon what terms the shares will be convertible or exchangeable into another security;

  •
  the relative priority of such shares to other classes or series of preferred stock with respect to rights and preferences;

  •
  any provisions for the auction or remarketing of the preferred stock;

  •
  the restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series;

  •
  any voting rights;

  •
  whether or not the shares are or will be listed on any securities exchange;

  •
  any additional terms, preferences, rights, limitations or restrictions applicable to the shares; and

  •
  a discussion of Federal income tax considerations applicable to the shares.

Common Stock

        We will include in a supplement to this prospectus the terms of any offering of our common stock, including the number of shares offered, the initial offering price, market price and dividend information.

        Common stockholders will receive dividends as may be declared at various times by the board of directors out of funds legally available for that purpose. Common stockholders are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Common stockholders will receive, upon any liquidation of Aon Corporation, all remaining assets available for distribution to stockholders after we satisfy our liabilities relating to, and make payments in respect of preferential obligations of, any preferred stock that may then be issued and outstanding. Common stockholders have no preemptive rights. The common stock is listed on the New York Stock Exchange. Computershare Trust Company, N.A. is the registrar and transfer agent for the common stock.

Certain Anti-Takeover Provisions

        Our second restated certificate of incorporation, as amended, contains provisions, summarized below, that could have the effect of delaying, deferring or preventing a change of control of Aon Corporation. Because this is a summary, it does not contain all of the information that may be important to you. You should read carefully the provisions of our second restated certificate of incorporation, as amended, as well as the provisions of any applicable laws.

        Our second restated certificate of incorporation, as amended, provides that the approval of a voluntary liquidation or dissolution of Aon Corporation and certain business combinations (including mergers, consolidations, sales, leases and exchanges), requires the affirmative vote of at least two-thirds of all of the securities of Aon Corporation then entitled to vote at a meeting of stockholders, considered as one class. Our second restated certificate of incorporation, as amended, also permits our board of directors, in response to certain acquisition proposals (including tender or exchange offers, mergers, consolidations and sales), to consider not only the best interests of the stockholders, but also such other factors as the board of directors deems relevant, including social, legal and economic effects upon employees, field sales agents, suppliers, customers, policyholders and business. In addition, unless the board of directors decides otherwise with respect to any series of preferred stock, stockholders may not take any action by written consent if such action is the type that must or may be taken at any annual or special meeting of stockholders.

        Under Section 203 of the Delaware General Corporation Law, we may not engage in certain business combinations (as defined in such section) with any interested stockholders (as defined in such section) for a period of three years following the date that such stockholder became an interested stockholder, unless:

  •
  prior to such date our board of directors approved the business combination with the interested stockholder or the transaction which resulted in such stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of our voting stock upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  the business combination is approved by the affirmative vote of at least two-thirds of the outstanding voting stock.

        Our board of directors has adopted a resolution making the provisions of Section 203 inapplicable to transactions involving Mr. Patrick G. Ryan, our former Executive Chairman.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS
AND THE SHARE PURCHASE UNITS

        We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. The price per share and the number of shares of our common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the shares under the share purchase contracts, either:

  •
  senior debt securities or subordinated debt securities;

  •
  shares of preferred stock; or

  •
  debt obligations of third parties, including U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

DESCRIPTION OF GUARANTEES

        We may issue from time to time guarantees for the benefit of holders of specified underlying securities of our subsidiaries or affiliates. Any such guarantees will, unless otherwise specified in the applicable prospectus supplement, include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

        A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

        We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of Aon, the issuer of the applicable underlying security or otherwise.

 PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  through underwriters, dealers or remarketing firms;

  •
  directly to one or more purchasers, including to a limited number of institutional purchasers; or

  •
  through agents.

        Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and the applicable prospectus supplement.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

  •
  the type of and terms of the securities offered;

  •
  the price of the securities;

  •
  the proceeds to us from the sale of the securities;

  •
  the names of the securities exchanges, if any, on which the securities are listed;

  •
  the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions which may be allowed or reallowed or paid to dealers.

        If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

        The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

        Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

        Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

        Any underwriter may engage in over-allotment, stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

 VALIDITY OF SECURITIES

        The validity of the securities will be passed upon for us by Jennifer L. Kraft, our Vice President, Associate General Counsel and Secretary, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

        Ms. Kraft beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the common stock of Aon Corporation.

EXPERTS

        The consolidated financial statements of Aon Corporation incorporated by reference in Aon Corporation's Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Aon Corporation's internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000

Aon Corporation

3.125% Notes due 2016

PROSPECTUS SUPPLEMENT

Morgan Stanley
BofA Merrill Lynch
Goldman, Sachs & Co.
Aon Benfield Securities, Inc.
Citi
Credit Suisse
Deutsche Bank
J.P. Morgan
RBS

May 24, 2011